Exhibit 5.1

ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006
202.857.6000	Main
202.857.6395	Fax
afslaw.com

March 7, 2025

Board of Directors
Autonomix Medical, Inc.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Autonomix Medical, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Company on February 28, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified number or amount of the following securities of the Company: (i) common stock, par value $0.001 per share (the “Common Stock”); (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, and/or Debt Securities (collectively, the “Warrants”); (iv) purchase contracts for the sale of debt or equity securities, currencies, or commodities (the “Purchase Contracts”); and (v) units comprised of Common Stock, Preferred Stock, Warrants, Debt Securities or any combination of those securities (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, and Units are collectively referred to herein as the “Securities.”

We are also acting as counsel for the Company in connection with the prospectus included in the Registration Statement (the “Sales Agreement ATM Prospectus”) relating to the issuance and sale of shares of Common Stock having an aggregate offering price of up to $2.1 million (the “ATM Agreement Shares”) under that certain At Market Issuance Sales Agreement (“ATM Agreement”), dated as of February 28, 2025, by and between Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as the sales agent or principal, and the Company (the “ATM Agreement”).

The Debt Securities are to be issued under an indenture, to be entered into between the Company and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (a “Trustee”), in the forms filed as Exhibit 4.1 and Exhibit 4.2 to the Registration Statement (the “Indenture”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

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March 7, 2025 Page 2

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party and (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company.

In connection with the ATM Agreement Shares, we have assumed (i) that each sale of ATM Agreement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with the General Corporation Law of Delaware, (ii) at the time of issuance of any ATM Agreement Shares, there shall be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate the issuance of the ATM Agreement Shares, and (iii) that the price at which the ATM Agreement Shares are sold will equal or exceed the par value of the Common Stock. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of the Common Stock available for issuance under the ATM Agreement to exceed the number of shares of the Common Stock available for issuance by the Company.

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when any applicable state securities laws have been complied with:

1.         With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if the Offered Common Stock is to be sold otherwise than pursuant to an underwriting agreement, the purchase or agency agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company, as amended, so as not to violate any applicable law or the Certificate of Incorporation or the Bylaws of the Company or result in a default under or a breach of any agreement or instrument binding upon the Company, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

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2.         With respect to any offering of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if the Offered Preferred Stock is to be sold otherwise than pursuant to an underwriting agreement, the purchase or agency agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Stock and related matters; and (v) the terms of the issuance and sale of the Offered Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, as amended, so as not to violate any applicable law or the Certificate of Incorporation or the Bylaws of the Company or result in a default under or a breach of any agreement or instrument binding upon the Company, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

3.         With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the relevant Indenture, if applicable, has been duly executed and delivered, (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) if the Offered Debt Securities are to be sold otherwise than pursuant to an underwriting agreement, the purchase or agency agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the relevant Indenture so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the relevant Indenture, if any, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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4.         With respect to any offering of Warrants (the “Offered Warrants”), when (i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if the Offered Warrants are to be sold otherwise than pursuant to an underwriting agreement, the purchase or agency agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, including the adoption of the Warrant Agreement with respect to Warrants to purchase Debt Securities or the Warrant Agreement with respect to Warrants to purchase Common Stock or Preferred Stock (individually, a “Warrant Agreement”), as the case may be, for the Offered Warrants; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Company’s Certificate of Incorporation or Bylaws, as amended, so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Warrant Agreement for the Offered Warrants has been duly executed and delivered and certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; and (2) if the Offered Warrants are exercisable for Debt Securities, the Debt Securities issuable upon exercise of the Offered Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, assuming the relevant Indenture has been duly executed and delivered and assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement with respect to Warrants to purchase Debt Securities and is in accordance with the terms of such Indenture.

5.         With respect to any offering of Purchase Contracts (the “Offered Purchase Contracts”), when (i) an appropriate prospectus supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if the Offered Purchase Contracts are to be sold otherwise than pursuant to an underwriting agreement, the purchase or agency agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts and related matters, including the adoption of any Purchase Contract for the Offered Purchase Contracts (the “Purchase Contract”); (v) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the Company’s Certificate of Incorporation or Bylaws, as amended, so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Purchase Contract has been duly executed and delivered and certificates representing the Offered Purchase Contracts have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; and (2) if the Offered Purchase Contracts relate to Debt Securities, the Debt Securities issuable upon sale of the Offered Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, assuming the relevant Indenture has been duly executed and delivered and assuming the sale of the Offered Purchase Contracts is in accordance with the terms of the Purchase Contract with respect to Purchase Contracts to purchase Debt Securities and is in accordance with the terms of such Indenture.

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6.         With respect to any offering of Units (the “Offered Units”), when (i) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if the Offered Units are to be sold otherwise than pursuant to an underwriting agreement, the purchase or agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and related matters, including the adoption of any Unit Agreement for the Offered Units (the “Unit Agreement”); (iv) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Company’s Certificate of Incorporation or Bylaws, as amended, so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Unit Agreement has been duly executed and delivered and certificates representing the Offered Units have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company.

7.         The ATM Agreement Shares have been duly authorized and reserved for issuance and, when issued by the Company and delivered by the Company against payment therefor as contemplated by the ATM Agreement, will be legally issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

A.         The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.         The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ArentFox Schiff LLP

ARENTFOX SCHIFF LLP